Exhibit 10.14

[INFORMAL ENGLISH TRANSLATION]

Addendum to the Private Placement Agreement dated January 23, 2012
(as amended), effective as of April 29, 2025

Between:	Bonus BioGroup Ltd. (formerly Oceana Advanced Industries Ltd.) Company No. 52-003977-7 Matam Park, Building 20, Haifa (the “Company”)	Of the first part;

And:

Dr. Shai Meretzki (the “Controlling Shareholder in Bonus”)

and the other former shareholders of Bonus Therapeutics Ltd., as listed in Appendix A1 to the Private Placement Agreement, or their successors or those who received rights from them by way of assignment or otherwise

(together with the Controlling Shareholder in Bonus: the “Offerees”)

Of the second part;

And:	Bonus Therapeutics Ltd. Company No. 51-416895-4 Matam Park, Building 20, Haifa (“Bonus” or “Bonus Therapeutics”)	Of the third part;

Whereas:	The Company is a public company, the securities of which are traded on the Tel Aviv Stock Exchange Ltd. (the “Stock Exchange”); and

Whereas:	On January 23, 2012, the parties entered into a Private Placement Agreement (as amended from time to time, the “Original Agreement”), pursuant to which: (a) in 2012, the Company allocated to the Offerees 77,889,090 ordinary shares without par value of the Company (the “Ordinary Shares” and the shares allocated, the “Initial Shares”); and in addition, (b) in 2017, the Company allocated to the Offerees 538,545,451 Ordinary Shares (the “Additional Shares”), all in exchange for the transfer of one hundred percent (100%) of the issued and paid-up share capital of Bonus Therapeutics into the ownership of the Company; and

Whereas:	The parties wish to set forth in writing in this Agreement all amendments to the Original Agreement (including pursuant to the approval of the general meeting of the shareholders of the Company dated April 29, 2025);

Therefore, it was declared, stipulated, and agreed by the parties as follows:

1.	General

The parties hereby confirm that the full performance of all obligations and actions under the Original Agreement has been completed, including: (a) the allocation of the Initial Shares to the Offerees; and (b) the allocation of the Additional Shares, such that they are subject to a sale restriction pursuant to the Lock-Up Undertaking in Section 2 below, and their deposit in trust with a trustee, immediately upon allocation, to secure this obligation; and that except as set forth in this Addendum, there are no further obligations between the parties under the Original Agreement.

2.	Lock-Up Undertaking and Forfeiture of the Additional Shares

The Offerees agree that, as of the date of allocation of the Additional Shares, the shares shall be restricted from sale and shall remain held by a trustee until the earlier of: (a) the Date of Trading Registration (as defined below), if the registration for trading is completed by the end of June 30, 2026 – such that from the Date of Trading Registration, the Additional Shares shall be released from the lock-up, freely tradable, and not subject to forfeiture under subsection (b) (“Free Shares”); or (b) July 1, 2026 – if the registration for trading is not completed by the end of June 30, 2026, in which case the Additional Shares shall be forfeited, pursuant to Article 6.1 of the Company’s Articles of Association, and the Offerees shall have no claim and/or demand against the Company in connection therewith and/or with respect to any right to receive Additional Shares.

In this Agreement, the term “Date of Trading Registration” shall have the following meaning: registration for trading in the United States of Ordinary Shares that are at that time existing in the issued share capital of the Company, including by way of registration of depositary receipts for Ordinary Shares1 (hereinafter: “Depositary Receipts”). It is clarified that the registration for trading may also be carried out by way of: (a) registration of securities of Bonus Therapeutics (currently a wholly owned subsidiary of the Company), whether through an initial public offering (IPO) or as part of a listing in the context of a merger or acquisition transaction with a company listed for trading in the U.S., including a SPAC transaction; (b) registration for trading in the U.S. via a merger or acquisition with a company listed for trading in the U.S., including a SPAC transaction, including in the case where the securities of the Company or Bonus Therapeutics are not registered for trading on a U.S. stock exchange but are instead exchanged for the shares of the SPAC company;
(c) among other things, a capital raise in a U.S. IPO along with a listing on Nasdaq, and also a possible listing on OTC. The requirement for registration for trading does not constitute a requirement to raise capital, whether at a certain company valuation or at all.

3.	Trust

If the Additional Shares become Free Shares, the delivery of the Free Shares to the Offerees shall be made only upon the request of the relevant Offeree, and the trustee shall not be obligated to take steps or perform any action to locate the Offerees or any of them or to deliver the Free Shares to them.

Should any Offeree request their portion of the Free Shares, the trustee shall deliver to the Offeree the Free Shares allocated to them (the “Offeree Shares”), subject to receipt of the Offeree’s written confirmation, addressed to the trustee and the Company, stating that receipt of the Offeree Shares constitutes full and final performance of the Company’s obligations toward them under the Private Placement Agreement.

1	This is in reference of American Depositary Receipts, representing Ordinary Shares.

Free Shares that are not claimed by any Offeree within 114 months from the Date of Trading Registration shall be transferred from the trustee to the Company and held by it for the benefit of the Offerees until the end of 196 months from the Date of Trading Registration, after which they shall become dormant shares, and the Offerees shall have no claim and/or demand against the Company in connection therewith and/or with respect to any right to receive Additional or Free Shares.

4.	Registration Rights

The Offerees are hereby granted registration rights in accordance with the provisions of Appendix A.

5.	Miscellaneous
The parties shall take all steps required for the implementation and performance of this Addendum in its entirety and intent, including signing additional documents as reasonably required for such purpose. This Addendum may be signed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Addendum.

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In witness whereof, the parties have signed:

/s/ Dr. Shai Meretzki /s/ Yosef Rauch	/s/ Dr. Shai Meretzki /s/ Yosef Rauch
Bonus BioGroup Ltd.	Bonus Therapeutics Ltd.

/s/ Dr. Shai Meretzki
Dr. Shai Meretzki

The other shareholders of Bonus (all by Dr. Shai Meretzki, by virtue of a power of attorney granted to him, attached hereto to this Agreement):

[__________]

[__________]

[__________]

[__________]

[__________]

[__________]

[__________]

[__________]

[__________]

[__________]

[__________]

[__________]

[__________]

[__________]

[__________]

[__________]

[__________]

[__________]

[__________]

[__________]

[__________]

[__________]

[__________]

[__________]

Appendix A – Registration Rights

The Offerees shall be entitled to customary registration rights with respect to the Company’s shares held (or to be held in the future) by them, including through Depositary Receipts.

These customary registration rights shall include, inter alia: (a) The right to demand (demand registration) from the Company, from time to time but not more than twice (excluding one registration demand, if made prior to the Company conducting an IPO2), the registration of Company shares through a full registration statement/prospectus, subject to customary exceptions (including that such registration shall occur at intervals of at least one year, unless it occurs prior to an IPO, and provided that the market value of the shares requested for registration is at least USD 25 million). It is clarified that registration of Company shares prior to an IPO is subject to the Company’s consent (i.e., approval by the Company’s Audit Committee and/or Board of Directors, without requiring shareholder meeting approval); (b) The right to participate in share offerings by the Company from time to time, so that the Offerees’ shares may be sold concurrently (piggyback registration), subject to customary exceptions (including that such right shall be subordinate to the Company’s right to sell its shares in an underwritten offering, and shall not apply in the case of equity compensation to officers or employees or share offerings in connection with a merger, exchange offer, or similar transaction); (c) The right to demand (shelf registration) from the Company, from time to time, the registration of Company shares through a short-form registration statement/prospectus, subject to customary exceptions (including that such registration shall occur at intervals of at least one year and that the market value of the shares requested for registration is at least USD 7.5 million); (d) The Company shall bear all expenses related to such registration for trading of shares, except for underwriting commissions payable to underwriters selling shares of the Offerees; (e) The Company shall indemnify the Offerees for any damage, loss, or expense incurred as a result of incorrect information included in the prospectus, or due to omission of material information, or due to breach of law by the Company in connection with the registration.

The foregoing registration rights (the “Registration Rights”) shall expire ten years after the Date of Trading Registration (as defined in the Addendum), and in any event shall apply only for so long as the Offeree is an Affiliate of the Company, as defined under U.S. law (generally, an officer or a shareholder holding more than 10% of the Company’s shares), or if the Offeree’s shares are subject to restrictions under the provisions of the Original Agreement (as amended by the Addendum).

Upon the request of any of the parties, the parties shall enter into a detailed agreement in customary form reflecting the above understandings.

2	That is, an initial public offering (IPO) of the Company’s shares or depositary receipts to the public in the United States, through an underwriter or underwriters.

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